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EXHIBIT 99A4

COMBINED BALANCE SHEETS                 U S WEST COMMUNICATIONS GROUP
(UNAUDITED)

                                          September 30,  December 31,
In millions                                   1997          1996
--------------------------------------   ------------- --------------
ASSETS
Current assets:
 Cash and cash equivalents               $        196  $          80
 Accounts and notes receivable                  1,587          1,622
 Inventories and supplies                         195            144
 Deferred tax asset                               169            171
 Prepaid and other                                 66             65
                                         ------------- --------------
   Total current assets                         2,213          2,082
                                         ------------- --------------

Gross property, plant and equipment            33,040         32,645
Less accumulated depreciation                  19,253         18,639
                                         ------------- --------------
Property, plant and equipment - net            13,787         14,006
Other assets                                      921            827
                                         ------------- --------------
   Total assets                          $     16,921  $      16,915
                                         ============= ==============

LIABILITIES AND EQUITY
Current liabilities:
 Short-term debt                         $        726  $         834
 Accounts payable                               1,193            989
 Dividends payable                                259            257
 Other                                          1,567          1,387
                                         ------------- --------------
   Total current liabilities                    3,745          3,467
                                         ------------- --------------

Long-term debt                                  5,024          5,664
Postretirement and other postemployment
 benefit obligations                            2,400          2,387
Deferred taxes, credits and other               1,511          1,480

Communications Group equity                     4,241          3,917
                                         ------------- --------------
   Total liabilities and equity          $     16,921  $      16,915
                                         ============= ==============
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